EXHIBIT 10.2

ADVISORY AGREEMENT

This ADVISORY AGREEMENT (this “Agreement”) is entered into on this the ____ day of ___________, 2014; by and between UNITED DEVELOPMENT FUNDING INCOME FUND V, a Maryland real estate investment trust (the “Trust”), UDF V OP, L.P., a Delaware limited partnership (the “Partnership”), and American Realty Capital Residential Advisors, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Trust intends to issue common shares of beneficial interest, par value $0.01, to the public, upon registration of such shares with the Securities and Exchange Commission pursuant to the Securities Act (as defined in Article I hereof), and may subsequently issue additional securities;

WHEREAS, the Trust has been formed to originate, acquire, hold, manage, administer and operate a portfolio of loans secured by real estate and interests in entities that own real estate, as well as direct investments in real estate and other real estate-related assets;

WHEREAS, the Trust is the general partner of the Partnership and may conduct its business and make its investments in real estate and other real estate-related assets through the Partnership;

WHEREAS, the Trust intends to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Trust’s Declaration of Trust and Sections 856 through 860 of the Internal Revenue Code of 1986, as amended;

WHEREAS, the Trust desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Trustees (the “Board”) of the Trust, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses. Any and all expenses incurred by the Trust, the Partnership, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs.

Acquisition and Origination Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other duly qualified and licensed Person (including any fees or commissions paid by or to any duly qualified and licensed Affiliate of the Trust or the Advisor) in connection with origination, making or investing in Secured Loans or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, non-recurring management fees, loan fees, points or any other fees of a similar nature.

Advisor. American Realty Capital Residential Advisors, LLC, a Delaware limited liability company, any successor advisor to the Trust or the Partnership, or any Person to which American Realty Capital Residential Advisors, LLC or any successor advisor subcontracts all or substantially all of its functions.

Advisory Fees. The fees payable to the Advisor for day-to-day professional management services in connection with the Trust and its investment in Assets as set forth in Section 3.01(b) of this Agreement.

Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Appraised Value. Value according to an appraisal made by an Independent Appraiser.

Assets. Properties, Secured Loans and other direct or indirect investments in securities or equity interests in Real Property (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Trust, directly or indirectly through one or more of its Affiliates or Joint Ventures or through other investment interests.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Board is determining on a regular basis the current value of the Trust’s net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent Assets’ aggregate valuation established by the Board without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt secured by or relating to the Assets.

Board. The Board of Trustees of the Trust.

Bylaws. The bylaws of the Trust, as the same are in effect as amended from time to time.

Change of Control. Any (i) event (including, without limitation, issue, transfer or other disposition of Shares of beneficial interest of the Trust or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Trust or the Partnership representing greater than 50% of the combined voting power of the Trust’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)) in one or a series of related transactions, of all or substantially all of the assets of the Company or the Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended).

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced or paid with respect to a Secured Loan, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition and Origination Fees and Acquisition Expenses.

Contract Sales Price. The total consideration provided for in the sales contract for the Sale of a Property.

Co-Sponsors. UDF Holdings, L.P. and AR Capital, LLC

Debt Financing Fee. The fees payable to the Advisor pursuant to Section 3.01(c) of this Agreement.

Declaration of Trust. The Declaration of Trust of the Trust filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland REIT Law, as amended from time to time.

Disposition Fees. The fees payable to the Advisor for services provided in connection with the Sale of one or more Assets pursuant to Section 3.01(f) of this Agreement.

Distributions. Any dividends or other distributions of money or other property by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Fiscal Year. Any period for which any income tax return is submitted by the Trust to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period, and during which the Advisor performs services for the Trust.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Trust through an Offering, without deduction for Selling Commissions, dealer manager fees, wholesaling fees, marketing support fees, marketing reallowances, due diligence expense reimbursement, volume discounts, or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to a Soliciting Dealer (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Trustees and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Trust. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

Independent Trustee. A Trustee who is not, on the date of determination and within the last two years from the date of determination has not been, directly or indirectly, associated with either of the Co-Sponsors or the Advisor by virtue of (i) ownership of an interest in either Co-Sponsor, the Advisor or any of their Affiliates, (ii) employment by either Co-Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of either Co-Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Trustee, for the Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by either Co-Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with either Co-Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the Trustee from either Co-Sponsor, the Advisor and their Affiliates exceeds 5% of either the Trustee’s annual gross revenue during either of the last two years or the Trustee’s net worth on a fair market value basis. An indirect association with either Co-Sponsor or the Advisor shall include circumstances in which a Trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with either Co-Sponsor, the Advisor, any of their Affiliates or the Trust.

Intellectual Property Rights. All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Shareholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Trust to repurchase Shares pursuant to the Trust’s plan for repurchase of Shares.

Joint Ventures. The joint venture or partnership arrangements in which the Trust or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.

Listing or Listed. The approval of the Trust’s application to list the Shares by a national securities exchange and the commencement of trading in the Shares on the respective national securities exchange.

Market Value. Upon Listing, the market value of the outstanding Shares, measured by taking the average closing price for a single Share, over a period of 30 consecutive trading days, with such period beginning 180 days after Listing, and multiplying that number by the number of Shares outstanding on the date of measurement.

NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.

Net Income. For any period, the Trust’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts, impairment costs or other similar non-cash reserves and excluding any gain from the sale of the Assets. If the Advisor is paid a Subordinated Incentive Fee or a Subordinated Incentive Listing Fee, “Net Income,” for purposes of calculating Total Operating Expenses shall exclude the gain from the Sale of any Assets.

Net Sales Proceeds. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Trust or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Secured Loan on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Trust, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Trust or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Trust in its sole discretion.

Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than public offerings of shares on behalf of selling shareholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Partnership.

Organization and Offering Expenses. Any and all costs and expenses incurred by and to be paid from the assets of the Trust in connection with the formation of the Trust and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and amending registration statements or supplementing prospectuses; mailing and distribution costs; salaries of employees while engaged in sales activity; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws; and accountants’ and attorneys’ fees.

Partnership. UDF V OP, L.P., a Delaware limited partnership, through which the Trust may own Assets.

Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Trust or the Partnership, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

Proprietary Property. All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides created by the Advisor in performing the duties set forth and all modifications, enhancements and derivative works of the foregoing.

Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Trust to the public.

Real Property. Land, rights in land (including leasehold interests), land under development, developed lots, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Secured Loan or portion thereof (including with respect to any Secured Loan, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Secured Loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. (ii) Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (i)(A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Secured Loans. In connection with financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations or pledges of equity interests in entities owning Real Property.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Securitized Loan Pool Placement Fees. The fees payable to the Advisor pursuant to Section 3.01(e) of this Agreement.

Selling Commissions. Any and all commissions payable to underwriters or other broker-dealers in connection with the sale of the Shares, including, without limitation, commissions payable to the Soliciting Dealers.

Shareholders. The record holders of the Shares as maintained in the books and records of the Trust or its transfer agent.

Shareholders’ 7.35% Return. As of any date, an aggregate amount equal to a 7.35% cumulative, non-compounded, annual return on Invested Capital.

Shares. Any Shares of the Trust’s common shares of beneficial interest, par value $0.01 per share.

Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements to sell Shares.

Sub-Advisory Agreement. The agreement described in Section 6.03 of this Agreement.

Subordinated Incentive Fee. The fee payable to the Advisor under certain circumstances if certain performance standards have been met pursuant to Section 3.01(d) of this Agreement.

Subordinated Incentive Listing Fee. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(g).

Termination Date. The date of termination of this Agreement.

Total Operating Expenses. All costs and expenses paid or incurred by the Trust, as determined under generally accepted accounting principles, which are in any way related to the operation of the Trust or to Trust business, including Advisory Fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, bona fide due diligence expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves and impairment costs, (v) the Subordinated Incentive Fee, (vi) the Subordinated Incentive Listing Fee, (vii) Acquisition and Origination Fees and Acquisition Expenses, (viii) Debt Financing Fees (other than any additional Debt Financing Fees that may be paid subsequent to the origination of debt financing, based on the anniversary of such debt financing), (ix) real estate commissions on the Sale of Assets (including Disposition Fees and Securitized Loan Pool Placement Fees), and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Trust. United Development Funding Income Fund V, a real estate investment trust organized under the laws of the State of Maryland.

Trustee. A member of the Board.

ARTICLE II

THE ADVISOR

2.01        Appointment. The Trust and the Partnership hereby appoint the Advisor to serve as the advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. The Advisor shall be deemed to be in a fiduciary relationship to the Trust and its Shareholders.

2.02        Duties of the Advisor. Subject to Section 2.07, the Advisor undertakes to use its commercially reasonable best efforts to (1) present to the Trust and the Partnership potential investment opportunities consistent with the investment objectives and policies of the Trust as determined and adopted from time to time by the Board and (2) manage, administer, promote, maintain and improve the Assets on an overall portfolio basis in a diligent manner. The services of the Advisor are to be of scope and quality not less than those generally performed by professional asset managers of other similar asset portfolios. The Advisor shall make available the full benefit of the judgment, experience and advice of the members of the Advisor’s organization and staff with respect to the duties it will perform under this Agreement. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Trust’s most recent Prospectus for Shares, Declaration of Trust and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:

(a)        manage the formation of the Trust and the Partnership, including the preparation and filing of all necessary documentation and ancillary agreements;

(b)        structure, qualify and register the Offering;

(c)        coordinate marketing and distribution of the Trust’s Shares in connection with the Offering;

(d)        structure, qualify, register and oversee the distribution of Shares pursuant to the Trust’s distribution reinvestment plan;

(e)        structure, qualify and administer the repurchase of Shares pursuant to the Trust’s redemption program;

(f)         serve as the Trust’s and the Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Trust’s investment policies;

(g)        perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(h)        provide the daily management of the Trust and the Partnership and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Trust and the Partnership;

(i)         maintain and preserve the books and records of the Trust and the Partnership, including (1) share books and records reflecting a record of the Shareholders and their ownership of the Trust’s Shares, (2) acting as transfer agent for the Trust’s Shares or selecting, engaging and overseeing the performance by a third party transfer agent, and (3) maintaining the accounting and other record-keeping functions at the Asset and Trust levels in accordance with generally accepted accounting principles, which shall be supported by sufficient documentation to ascertain that such records are properly and accurately recorded. Such books and records shall be the property of the Trust and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Trust at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Trust’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Trust shall be prepared on an accrual basis in accordance with generally accepted accounting principles, except for special financial reports that by their nature require a deviation from generally accepted accounting principles. The Advisor shall liaise with the Trust’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that the Trust so requests;

(j)         investigate, select, and, on behalf of the Trust and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, asset managers, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Trust or the Partnership with any of the foregoing;

(k)        consult with the officers and the Board and assist the Board in the formulation and implementation of the Trust’s financial policies and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Trust and in connection with any borrowings proposed to be undertaken by the Trust;

(l)         subject to the provisions of Sections 2.02(i) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) make investments in Assets on behalf of the Trust or the Partnership in compliance with the investment objectives and policies of the Trust where the amount of such investment does not exceed 10% of the Trust’s or the Partnership’s total assets or has otherwise been approved by the Board; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Secured Loans;

(m)       provide the Board with periodic reports regarding prospective investments in Assets;

(n)        if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;

(o)        obtain the prior approval of a majority of the Independent Trustees and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;

(p)        negotiate on behalf of the Trust or the Partnership with banks or lenders for loans to be made to the Trust or the Partnership, negotiate on behalf of the Trust or the Partnership with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Trust or the Partnership or obtain loans for the Trust or the Partnership, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided further that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Trust or the Partnership;

(q)        review and analyze on-going financial information pertaining to each Asset and the overall portfolio of Assets;

(r)         monitor applicable markets and obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Trust in Assets;

(s)        from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Trust under this Agreement;

(t)         from time to time, or at any time reasonably requested by the Board, make reports to the Board of the investment opportunities it has presented to other Advisor-sponsored programs or that it has pursued directly or through an Affiliate;

(u)        provide the Trust or the Partnership with, or assist the Trust or the Partnership in arranging for, all necessary cash management services;

(v)        deliver to or maintain on behalf of the Trust or the Partnership copies of all appraisals obtained in connection with the investments in Assets;

(w)       consult with the Trust’s officers and the Board and assist the Board in evaluating various liquidity events when appropriate;

(x)         provide the Trust’s officers and the Board with timely updates related to the overall regulatory environment affecting the Trust, as well as managing compliance with such matters, including compliance with the Sarbanes-Oxley Act of 2002;

(y)        consult with the Trust’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(z)         perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Trust to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002;

(aa)       upon request of the Trust or the Partnership, act, or obtain the services of others to act, as attorney-in-fact or agent of the Trust or the Partnership in making, acquiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Trust or the Partnership and handling, prosecuting and settling any claims of the Trust or the Partnership, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(bb)      at the direction of Trust management, prepare the Trust’s periodic reports and other filings made under the Securities Exchange Act of 1934, as amended, and the Trust’s Post-Effective Amendments to the Registration Statement as well as all related prospectuses, prospectus supplements and supplemental sales literature and assist in connection with the filing of such documents with the appropriate regulatory authorities;

(cc)      supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Shareholders and other investors and act on behalf of the Trust in connection with investor relations;

(dd)      provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

(ee)      assist the Trust in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(ff)       do all things necessary to assure its ability to render the services described in this Agreement.

2.03        Authority of Advisor. Pursuant to the terms of this Agreement (including the duties set forth in Section 2.02, and the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board over the management of the Trust, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Trust or the Partnership, (iii) cause the Trust to make and acquire Secured Loans, acquire Properties and invest in other Assets in compliance with the investment objectives and policies of the Trust where the amount of such investment does not exceeds 10% of the Trust’s or the Partnership’s total assets or has otherwise been approved by the Board, (iv) arrange for financing or refinancing of Assets, (v) cause the Trust to enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform management, acquisition, advisory, disposition or other services for the Trust, and (vi) arrange for, or provide, accounting and other record-keeping functions at the Asset level.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Trust and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Trust prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.

2.04        Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Trust or the Partnership or in the name of the Trust or the Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust or the Partnership, under such terms and conditions as the Board may approve, provided that no funds of the Trust or the Partnership shall be commingled nor shall any such funds be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Trust or the Partnership, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Trust or the Partnership.

2.05        Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Trust, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Trust and the Partnership.

2.06        Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Trust as a REIT, (b) subject the Trust to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Trust or the Partnership, the Shares or its other securities, or (d) not be permitted by the Declaration of Trust or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability to the Trust or the Partnership or to the Board or Shareholders for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, general partners, trustees, employees, limited partners and stockholders, and the directors, officers, general partners, trustees, employees, limited partners and stockholders of the Advisor’s Affiliates shall not be liable to the Trust or the Partnership or to the Board or Shareholders for any act or omission by the Advisor, its directors, officers, general partners, trustees, employees, limited partners, or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, general partners, trustees, employees, limited partners, or stockholders, except as provided in Section 5.02 of this Agreement.

2.07        Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, general partner, trustee, employee, limited partner, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Trust is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Trust and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. The Advisor shall inform the Board at least quarterly of the investment opportunities that have been offered to other programs with similar investment objectives sponsored by either Co-Sponsor, the Advisor, any Trustee or their Affiliates. If either Co-Sponsor, the Advisor, any Trustee or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Trust, it shall be the duty of the Board (including the Independent Trustees) to adopt the method set forth in the Trust’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Trust.

2.08        Payment of Certain Organization and Offering Expenses. The Trust shall pay directly all Organization and Offering Expenses considered underwriting compensation by the Financial Industry Regulatory Authority.

ARTICLE III

COMPENSATION AND REIMBURSEMENT OF SPECIFIED COSTS

3.01        Fees.

(a)        Acquisition and Origination Fees and Acquisition Expenses. The Trust shall pay to the Advisor or an Affiliate of the Advisor, Acquisition and Origination Fees, and will reimburse the Advisor for Acquisition Expenses, in an aggregate amount of 3% of the net amount available for investment in Assets (after payment of Selling Commissions, dealer manager fees, wholesaling fees, marketing support fees, marketing reallowances and Organization and Offering Expenses). The Advisor shall reallow 70% of Acquisition and Origination Fees and 100% of the Acquisition Expenses to the sub-advisor pursuant to the Sub-Advisory Agreement. In addition, the Trust shall pay to the Advisor or an Affiliate of the Advisor Acquisition and Origination Fees, and will reimburse the Advisor for Acquisition Expenses, upon the reinvestment of proceeds from capital transactions, such as the repayment of principal by a borrower, up to 3% of the funds advanced under a new loan or the Contract Purchase Price of the new Property or equity investment.  The Advisor shall reallow 100% of Acquisition and Origination Fees and Acquisition Expenses paid upon the reinvestment of proceeds from capital transactions to the sub-advisor pursuant to the Sub-Advisory Agreement.  Acquisition and Origination Fees shall be due and payable to the Advisor or an Affiliate of the Advisor, and Acquisition Expenses shall be reimbursed to the Advisor, on or before the twenty-fifth (25th) calendar day of the month following the month in which the funds were invested in Assets in a transaction that gives rise to the obligation to pay Acquisition and Origination Fees and/or reimburse Acquisition Expenses. The Acquisition and Origination Fees and Acquisition Expenses that will be paid or reimbursed by the Trust will be reduced by the amount of any Acquisition and Origination Fees or Acquisition Expenses paid or reimbursed by any Person to the Advisor or an Affiliate of the Advisor with respect to any Asset.  The total of all Acquisition and Origination Fees, including Debt Financing Fees, from any source, and any Acquisition Expenses shall be limited in accordance with the Declaration of Trust, and the Acquisition and Origination Fees paid in respect of secured loans shall not exceed 1% per annum when pro rated over the stated term of the respective loan.

(b)        Advisory Fees. The Trust shall pay the Advisor Advisory Fees in the amount of 1.5% per annum of the Average Invested Assets, payable monthly in arrears on or before the twenty-fifth (25th) calendar day of the month, in an amount equal to one-twelfth of 1.5% of the Average Invested Assets on the last day of the immediately preceding month.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Advisory Fees to which it would otherwise be entitled. The Advisor shall reallow 70% of the Advisory Fees to the sub-advisor pursuant to the Sub-Advisory Agreement.

(c)        Debt Financing Fee. In the event of the origination of any line of credit or other debt financing obtained by the Trust, including the assumption (directly or indirectly) of existing debt, that is used to acquire properties, to make other permitted investments or is assumed (directly or indirectly) in connection with the acquisition of properties, and if the Advisor or an Affiliate of the Advisor provides a substantial amount of services, as determined by the Independent Trustees in connection therewith, the Trust will pay to the Advisor or an Affiliate of the Advisor a Debt Financing Fee equal to 1% of the amount available to the Trust under such line of credit or other debt financing; provided however, that the Advisor may reallow all or a portion of the Debt Financing Fee to the sub-advisor pursuant to the Sub-Advisory Agreement or other parties effecting the debt placement. Debt Financing Fees, if applicable, are due and payable upon the origination of a line of credit or other debt financing obtained by the Trust. On each anniversary date of the origination of such line of credit or other debt financing, the Trust will pay to the sub-advisor pursuant to the Sub-Advisory Agreement an additional fee of 0.25% of such amount available to the Trust under such line of credit or other debt financing if such line of credit or other debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee for the portion of such year that the financing was outstanding.

(d)        Subordinated Incentive Fee. The Trust shall pay to the Advisor a Subordinated Incentive Fee equal to 15% of the amount by which the Trust’s Net Income for the immediately preceding year exceeds the sum of (i) 100% of Invested Capital returned to the Shareholders and (ii) the Shareholders’ 7.35% Return from inception through the end of the immediately preceding year.  The Subordinated Incentive Fee shall be paid annually in arrears and upon termination of this Agreement in accordance with Section 4.02, other than in connection with any internalization by the Partnership or the Trust of management functions from the Advisor, unless such termination is by the Trust because of a material breach of this Agreement by the Advisor.  If the Subordinated Incentive Fee is being paid in accordance with the termination of this Agreement, such fee will be payable with respect to the period between the end of the immediately preceding year and the Termination Date only if a Subordinated Incentive Fee was payable with respect to such immediately preceding year.  If the Subordinated Incentive Fee is payable with respect to such period between the end of the immediately preceding year and the Termination Date, such fee will be based on (i) the Trust’s Net Income between the end of the immediately preceding year and the Termination Date and (ii) the sum of (A) 100% of Invested Capital and (B) the Shareholders’ 7.35% Return from inception through the Termination Date.  Notwithstanding the foregoing, in the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Subordinated Incentive Fee will be paid to the Advisor for the period preceding the Listing, and any Subordinated Incentive Fee paid prior to the Listing will reduce the amount of the Subordinated Incentive Listing Fee. The Advisor shall continue to be eligible to receive the Subordinated Incentive Fee for each annual period following the Listing through the Termination Date. Subordinated Incentive Fees are due and payable in arrears within ninety (90) calendar days after the end of the previous year. The Advisor shall reallow 70% of any Subordinated Incentive Fee to the sub-advisor pursuant to the Sub-Advisory Agreement.  In the sole discretion of the Advisor, the Subordinated Incentive Fee may be paid with cash, Shares, other sources of payment or any combination of the foregoing; provided however, that to the extent that the Advisor requests that the Subordinated Incentive Fee be paid in cash, such fee shall be payable in cash only to the extent that the Sub-Advisor determines that the Trust has sufficient cash on hand. If any portion of the Subordinated Incentive Fee is paid in Shares by the Trust, then the price per Share shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of such election by the Trust.

(e)        Securitized Loan Pool Placement Fees. Upon the securitization and placement of any Secured Loans (or any derivative thereof), the Trust shall pay to the Advisor, the sub-advisor pursuant to the Sub-Advisory Agreement or an Affiliate of the Advisor or Affiliate of the sub-advisor a Securitized Loan Pool Placement Fee equal to 1% of the par amount of the securities sold by the Trust in connection with such securitization and placement, provided that the Advisor or an Affiliate of the Advisor has provided a substantial amount of services in connection with such securitization and placement as determined by a majority of the Independent Trustees. Securitized Loan Pool Placement Fees, if any, are due and payable upon the closing and funding of the securitization and placement of a Secured Loan.

(f)         Disposition Fees. If the Advisor or an Affiliate of the Advisor provides a substantial amount of services, as determined by a majority of the Independent Trustees, in connection with the Sale of one or more Properties, the Trust shall pay the Advisor, the sub-advisor pursuant to the Sub-Advisory Agreement or an Affiliate of the Advisor or Affiliate of the sub-advisor a Disposition Fee in an amount equal to the lesser of one-half of the reasonable and customary real estate or brokerage commission or 2% of the Contract Sales Price of the Property or Properties. The Trust, in its sole discretion, may pay the Disposition Fees with cash, Shares, or any combination thereof.  If any portion of the Dispositions Fees is paid in Shares by the Trust in its sole discretion, then the price per Share shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of such election by the Trust. In no event will the amount of any Disposition Fees paid in connection with a Sale exceed the limits set forth in the Declaration of Trust. For purposes of this Section 3.01(f), a “substantial amount of services” in connection with the Sale of one or more Properties includes the preparation of an investment package for the Properties (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the Advisor in connection with a sale of the Properties.

(g)        Subordinated Incentive Listing Fee. Upon Listing, the Advisor shall be entitled to be paid a Subordinated Incentive Listing Fee in an amount equal to 15% of the amount by which (i) the Market Value of the Trust’s outstanding Shares plus Distributions paid by the Trust from inception through the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Shareholders in order to pay the Shareholders’ 7.35% Return from inception through the date of Listing. The Trust shall have the option to pay such fee in the form of cash, Shares (at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election by the Trust to pay such fee in the form of Shares), a non-interest bearing promissory note, or any combination thereof. If the promissory note has not been paid in full within three years from the date of Listing, then the Advisor, or its successors or assigns, may elect to convert the unpaid balance into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer Listed at such time as the promissory note becomes convertible into Shares as provided by this paragraph, then the price per Share, for purposes of conversion, shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of election. The Advisor shall reallow 70% of any Subordinated Incentive Listing Fee to the sub-advisor pursuant to the Sub-Advisory Agreement.

3.02        Expenses.

(a)         In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof and except as noted in Section 2.08 above, the Trust shall pay directly or reimburse the Advisor for all of the costs and expenses paid or incurred by the Advisor that are in any way related to the operations of the Trust or the business of the Trust or the services the Advisor provides to the Trust pursuant to this Agreement, including, but not limited to:

(i)          Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Trust for the amount of Organization and Offering Expenses (other than Selling Commissions, bona fide due diligence expense reimbursements, dealer manager fees, wholesaling fees, marketing support fees and marketing reallowances) to the extent that such Organization and Offering Expenses incurred by the Trust that exceed 2% of the Gross Proceeds raised in the completed Offering;

(ii)         the actual cost of goods, services and materials used by the Trust and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;

(iii)        interest and other costs for borrowed money, including discounts, points and other similar fees;

(iv)        taxes and assessments on income or property and taxes as an expense of doing business;

(v)         costs associated with or required in connection with the business of the Trust or by the Board;

(vi)        expenses of managing and operating Assets owned by the Trust, whether or not payable to an Affiliate of the Advisor;

(vii)       all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(viii)      except as otherwise limited by the Declaration of Trust, expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Trust, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees, but excluding Organization and Offering Expenses;

(ix)         expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Trust to the Stockholders;

(x)          expenses of organizing, reorganizing, liquidating or dissolving the Trust and the expenses of filing or amending the Declaration of Trust;

(xi)         expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders or their financial advisors, including the cost of preparation, printing and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xii)        transfer agent and registrar’s fees and charges;

(xiii)       personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described herein, including but not limited to reasonable rent, IT costs, salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)      audit, accounting, legal and other professional fees.

(b)         Expenses incurred by the Advisor on behalf of the Trust and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Trust during each quarter, and shall deliver the statement to the Trust within 45 days after the end of each quarter.

3.03        Other Services. Should the Board request that the Advisor or any director, officer, general partner, trustee, or employee thereof render services for the Trust other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

3.04        Reimbursement to the Advisor. The Trust shall not reimburse the Advisor, at the end of any fiscal quarter, for Total Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Total Operating Expenses exceed (the “Excess Amount”) the greater of (i) 2% of Average Invested Assets or (ii) 25% of Net Income (the “2%/25% Guidelines”) for that Expense Year unless the Independent Trustees determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Trustees deem sufficient. If the Independent Trustees do not approve such excess as being so justified, any Excess Amount paid by the Trust to the Advisor during a fiscal quarter shall be repaid to the Trust. If the Independent Trustees determine such excess was justified, then within 60 days after the end of any fiscal quarter of the Trust for which reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Trustees, shall cause such fact to be disclosed in the next quarterly report of the Trust or in a separate writing and sent to the shareholders, together with an explanation of the factors the Independent Trustees considered in determining that such excess expenses were justified. The Trust will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. In addition, the Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor and/or its Affiliates are entitled to compensation in the form of a separate fee.

3.05        Statements. The Advisor shall furnish to the Trust not later than the thirtieth (30th) day following the end of each Fiscal Year, a statement showing a computation of the fees or other compensation paid or payable to the Advisor or an Affiliate of the Advisor with respect to such Fiscal Year under Article III hereof. The final settlement of compensation payable under Article III hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Trust’s financial statements.

ARTICLE IV

TERM AND TERMINATION

4.01        Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a one-year term and shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02        Termination. This Agreement may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Trust, then such termination shall be upon the approval of a majority of the Independent Trustees). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the Termination Date (i.e., Section 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 4.03 through 5.02 shall survive the termination of this Agreement.

4.03        Payments to and Duties of Advisor upon Termination.

(a)         After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, except it shall be entitled to and receive from the Trust within 30 days after the effective date of such termination all unpaid reimbursements of expenses provided for herein, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Incentive Fee, if any, shall be paid in accordance with the provisions of Section 3.01(d) and the Subordinated Incentive Listing Fee, if any, shall be paid in accordance with the provisions of Section 3.01(g).

(b)         The Advisor shall promptly upon termination:

(i)          pay over to the Trust all money collected and held for the account of the Trust pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)         deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)        deliver to the Board all assets, including the Assets, and documents of the Trust then in the custody of the Advisor; and

(iv)        cooperate with, and take all reasonable actions requested by, the Trust to provide an orderly management transition.

ARTICLE V

INDEMNIFICATION

5.01        (a)          The Trust shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, trustees, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland and the Declaration of Trust. The Trust shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, be held harmless for any loss or liability suffered by the Trust, unless all of the following conditions are met: (i) the Advisor or its Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust; (ii) the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, were acting on behalf of or performing services of the Trust; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Trust’s net assets and not from Shareholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, trustees, partners and employees, shall not be indemnified by the Trust for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Trust were offered or sold as to indemnification for violations of securities laws. In addition, pursuant to the Sub-Advisory Agreement, the Trust shall indemnify and hold harmless the sub-advisor and its Affiliates, including their respective officers, directors, partners, members and employees, from all liability, claims, damages or losses arising in the performance of their duties pursuant to the Sub-Advisory Agreement, and related expenses, including reasonable attorneys’ fees, to the same extent as provided by the Trust to the Advisor pursuant to this Section 5.01(a).

(b)        The Trust shall advance funds to the Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought subject to satisfying all of the following conditions: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust; (ii) the legal action is initiated by a third-party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates undertake to repay the advanced funds to the Trust together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, trustees, partners and employees, are found not to be entitled to indemnification. In addition, pursuant to the Sub-Advisory Agreement, the Trust shall advance funds to the sub-advisor and its Affiliates, including their respective officers, directors, partners, members and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought to the same extent as provided by the Trust to the Advisor pursuant to this Section 5.01(b).

(c)        Notwithstanding the provisions of this Section 5.01, neither the Advisor nor the sub-advisor pursuant to the Sub-Advisory Agreement shall be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor or sub-advisor, as applicable, shall be required to indemnify or hold harmless the Trust pursuant to Section 5.02.

5.02        Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Trust from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor. In addition, pursuant to the Sub-Advisory Agreement, the Sub-Advisor shall indemnify and hold harmless the Trust from all liability, claims, damages or losses arising in the performance of its duties pursuant to the Sub-Advisory Agreement, and related expenses, including reasonable attorneys’ fees, to the same extent as provided by the Advisor to the Trust pursuant to this Section 5.02.

5.03        Internalization of the Advisor and the Sub-Advisor. In the event that the Board determines to internalize any management functions provided by the Advisor or any Affiliates of the Advisor or any sub-advisor, neither the Trust nor the Partnership shall pay any compensation or other remuneration to the Advisor or any Affiliates of the Advisor or any sub-advisor solely related to the internalization transaction. The provisions of this Section 5.03 are not intended to limit any other compensation or Distributions the Trust or Partnership may pay the Advisor in accordance with this Agreement or any other agreement, including but not limited to the Agreement of Limited Partnership of UDF V OP, L.P.

ARTICLE VI

MISCELLANEOUS

6.01        Assignment. This Agreement shall not be assigned by the Advisor to a non-Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of the Board, including a majority of the Independent Trustees. Notwithstanding the foregoing, the Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. Any other assignment shall be made only with the approval of a majority of the Board (including a majority of the Independent Trustees). This Agreement shall not be assigned by the Trust without the consent of the Advisor, except in the case of an assignment by the Trust to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Trust, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Trust is bound by this Agreement. This Agreement shall be binding on successors to the Trust or the Partnership resulting from a Change of Control of the Trust or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02        Relationship of Advisor and Trust. The Trust, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03        Sub-Advisory Agreement. The Trust hereby acknowledges and approves the terms of that certain Sub-Advisory Agreement dated as of the date hereof between the Advisor and UDFH General Services, L.P. and consents to the performance of the advisory services set forth herein by UDFH General Services, L.P. The Advisor shall notify the Trust of any amendment to the Sub-Advisory Agreement and shall obtain the Trust’s prior written consent, which consent will not be unreasonably withheld, to any material amendment to the Sub-Advisory Agreement. Notwithstanding anything in this Section 6.03 to the contrary, the Advisor shall remain a fiduciary to the Trust.

6.04        Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Trustees and to the Trust:	United Development Funding Income Fund V
The United Development Funding Building
1301 Municipal Way, Suite 100
Grapevine, Texas 76051
Attention: Chief Executive Officer

To the Partnership:	UDF V OP, L.P.
The United Development Funding Building
1301 Municipal Way, Suite 100
Grapevine, Texas 76051

To the Advisor:	American Realty Capital Residential Advisors, LLC
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.04.

6.05        Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.06        Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.07        Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

6.08        Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.09        Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.10        Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.11        Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.12        Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.13        Restrictions on Voting.  During the term of this Agreement, including any extensions or renewals of this Agreement, neither the Advisor nor its Affiliates shall be permitted to vote any Shares they now own, or hereafter acquire, in any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates. The restrictions on voting of Shares owned by the Advisor and its Affiliates shall cease and be of no further effect upon termination of this Agreement.

6.14        Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Trust such time as shall be reasonably necessary to conduct the business and affairs of the Trust consistent with the terms of this Agreement. The Trust acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Trust and may provide services to Persons other than the Trust or any of its Affiliates.

6.15        Rights of the Advisor, Sub-Advisor, and its Affiliates. The Trust, the Partnership, the sub-advisor or Affiliates thereof have a proprietary interest in the names “United Development Funding Income Fund V,” “United Development Funding” and “UDF,” and the Advisor or Affiliates thereof have a proprietary interest in the names “American Realty Capital,” “ARC” and “AR Capital.” Accordingly, and in recognition of this right, if at any time the Advisor or an Affiliate thereof ceases to perform the services of the Advisor under this Agreement, the Trust or the Partnership, as the case may be, will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “American Realty Capital,” “ARC,” “AR Capital” or any variations or derivatives thereof, and the Trust and the Partnership shall, within five (5) business days of such cessation, each change its name (and the names of any of their Affiliates) to a name that does not contain the name “American Realty Capital,” “ARC,” “AR Capital” or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Trust and the Advisor or any Affiliate thereof. Consistent with the foregoing, the parties acknowledge and agree that the Advisor or one or more of its Affiliates shall not in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “United Development Funding Income Fund V,” “United Development Funding” or “UDF” as a part of their name without the consent of the Trust or its Board. The Advisor retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Trust has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Trust may provide regarding the Proprietary Property, the Trust hereby assigns and transfers exclusively to the Advisor all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Trust or any other party, in and to the Proprietary Property. In addition, at the Advisor’s expense, the Trust will perform any acts that may be deemed desirable by the Advisor to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Advisor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

6.16        Investment Committee Observer. The Trust hereby acknowledges that the Advisor has the right to designate one observer to attend any meeting of an investment committee organized by the asset manager of the Trust that has the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by the sub-advisor, the Trust’s asset manager and their affiliates, and that the Trust shall provide the observer with the same information that is provided to the members of such investment committee in connection with any such meeting at the same time such information is provided to the members of the investment committee; provided however, that the observer designated by the Advisor shall not be considered a member of such investment committee and shall not have any rights, including voting rights, as a member of such investment committee other than the right to attend and observe such meetings.

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

UNITED DEVELOPMENT FUNDING INCOME FUND V

By:
Name:	Hollis M. Greenlaw
Title:	Chief Executive Officer

UDF V OP, L.P.

By: United Development Funding Income Fund V
Its General Partner

By:
Name:	Hollis M. Greenlaw
Title:	Chief Executive Officer

American Realty Capital Residential Advisors, LLC

By:
Name:	Edward M .Weil, Jr.
Title:	President, Chief Operating Officer, Treasurer and Secretary

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